EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all amendments and other modifications, if any from time to time hereto, this “Security Agreement”), is dated as of May 2, 2014, by and among EACH OF THE GRANTORS SIGNATORY HERETO AND EACH ADDITIONAL PARTY THAT BECOMES A GRANTOR HERETO PURSUANT TO SECTION 24 HEREOF (together with their respective successors and assigns, collectively “Grantors” and each individually “Grantor”), and BANK HAPOALIM B.M., an Israeli banking corporation authorized to transact business in the United States (“BHI”), in its capacity as agent for the Lenders (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Loan Agreement dated as of May 2, 2014, by and among Grantors (also collectively referred to herein as the “Borrowers”), Agent and the Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), Agent and the Lenders have agreed to make the Revolving Loan to Borrowers; and

WHEREAS, in order to induce Agent and the Lenders to enter into the Loan Agreement and the other Loan Documents and to induce Agent and the Lenders to make the Revolving Loan as provided for in the Loan Agreement, Grantors have agreed to grant a continuing first-priority security interest in and other Lien (as applicable) on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, to induce Agent and the Lenders to make the Revolving Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINED TERMS.

Unless otherwise defined herein, terms defined in the Loan Agreement or in Annex A attached thereto are used in this Security Agreement (including the recitals hereof) as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined). All other capitalized terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

“Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

“Pledged Interests” means, with respect to any Subsidiary of a Grantor which is a limited liability company, such Grantor’s (i) total economic participation in the profits, losses and distributions of such Subsidiary, (ii) total voting and managerial control of such Subsidiary, and (iii) status of being a member of such Subsidiary.

GRANT OF LIEN.

To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor’s Obligations arising under the cross-guaranty provisions of Section 12 of the Loan Agreement, as applicable), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent a first- priority lien and security interest in and other Lien (as applicable) upon all of its right, title and interest in, to and under all property, including personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including, without limitation, the following:

all Accounts;

all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

all Documents;

all General Intangibles (including Payment Intangibles, Software, tax refunds and Pledged Interests);

all Contracts;

all Licenses;

all Goods (including Inventory, Equipment and Fixtures);

all Consumer Loans;

all Instruments;

all Investment Property;

all Intellectual Property;

all Deposit Accounts of any Grantor, including all Blocked Accounts, concentration accounts, disbursement accounts, and all other bank accounts and all deposits therein, provided, that, such Lien in Deposit Accounts shall be limited to the Maximum Amount;

all money, cash or cash equivalents of any Grantor;

all Supporting Obligations, Letters of Credit and Letter-of-Credit Rights of any Grantor;

all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims listed on Annex I attached hereto;

without limiting any of the foregoing, all Portfolios and agreements relating thereto and all accounts receivable, consumer receivables, rights to payment of a monetary obligation, whether or not earned by performance, and other Accounts constituting any or all of the Portfolios;

all right, title and interest of Grantors in and to all servicing agreements, master servicing agreements, servicing and collection agreements and other similar contracts and agreements relating to any Portfolio (or any portion of a Portfolio) or Account (the “Servicing Agreements”) and any right to payment arising under the Servicing Agreements; and

to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include (i) any assets leased or licensed to any Grantor from any unaffiliated third party if the granting of a security interest therein is prohibited by or otherwise would breach the terms of such lease or license, (ii) the Stock of any Person in which any Grantor owns less than 100% of the Stock if, and to the extent that, such Grantor is prohibited from pledging, granting a security interest in, or assigning such Stock, (iii) any voting Stock of any controlled foreign corporation (as that term is defined in the IRC, a “CFC”), solely to the extent that such Stock represents more than 65% of the outstanding voting Stock of such CFC, (iv) Deposit Accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor’s employees, (v) vehicles and other goods subject to a certificate of title, (vi) any property now owned or hereafter acquired by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Loan Agreement if the contractual obligation pursuant to which such Lien is granted (or the documentation providing for such purchase money Lien or capital lease) validly prohibits the creation by such Grantor of a Lien thereon or requires the consent of any person other than a Borrower and its Affiliates which consent has not been obtained as a condition to the creation of any other Lien on such property; (vii) any “intent to use” Trademark application for which a statement of use has not been filed, but only until such statement is filed (all such assets and Stock being hereinafter referred to as “Excluded Assets”); provided, however, that each Grantor shall use commercially reasonable efforts to obtain any and all consents and/or waivers necessary for the granting of a security interest in each such Excluded Asset by such Grantor to Agent that is material to the operation of Grantors’ business or to the extent reasonably required by Agent. The foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing first-priority liens and security interests in and Liens (as applicable) upon any Excluded Asset once any such applicable prohibition is no longer in effect.

As additional security for the payment and performance of the Obligations, the Grantors hereby assign to Agent, any and all monies, payments and proceeds (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantors with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and, at any time that both (x) an Event of Default shall have occurred and is continuing and (y) any Loans are outstanding, the Grantors hereby direct the issuer of any such policy to pay all such monies, sums and amounts directly to the Agent to be applied to the Obligations. At any time that both (x) an Event of Default shall have occurred and is continuing and (y) any Loans are outstanding, the Agent may (but need not), in its or the Lenders’ name or in the Grantors’ name(s), execute and deliver proof of claim, receive all such monies, payments and sums, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Agent as aforesaid, each Grantor hereby grants to Agent, a right of setoff against the Collateral and all other property and assets of such Grantor held by Agent, consisting of property described above in Section 2(a) and 2(b) now or hereafter in the possession or custody of or in transit to Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power, which set off may be exercised only if an Event of Default has occurred and is continuing.

AGENT’S RIGHTS: LIMITATIONS ON AGENT’S OBLIGATIONS.

It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable for the Collateral and all aspects of the Collateral, including under each of its Contracts (for purposes of this Security Agreement, the term Contracts shall include the Servicing Agreements) and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Agent shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a security interest or Lien thereon or the receipt by Agent of any payment relating to any Contract or License pursuant hereto. Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Agent may, at any time upon the occurrence and continuance of a Default, which is not reasonably capable of being cured, or Event of Default, upon notice to any Grantor, notify Account Debtors, Servicing Agents and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent upon the occurrence of an Event of Default. Upon the occurrence and during the continuance of a Default, which is not reasonably capable of being cured, or Event of Default, at the request of Agent, in its reasonable business discretion, each Grantor shall notify Account Debtors, Servicing Agents and other Persons obligated on Collateral that Agent has a first-priority security interest in the Collateral. Once any such notice has been given to any Account Debtor, Servicing Agent or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor, Servicing Agent or other Person without Agent’s prior written consent.

Agent may, at any time upon the occurrence and continuance of a Default, which is not reasonably capable of being cured, or Event of Default, in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with any Servicing Agent to verify, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper or other Collateral.

REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

Each Grantor has rights in and the power to transfer each item of the Collateral (other than Excluded Assets) upon which it purports to grant a security interest and Lien hereunder, free and clear of any and all Liens other than Permitted Encumbrances.

No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Agent, (ii) in connection with any other Permitted Encumbrances, and (iii) financing statements describing a Grantor’s purchase of Collateral.

This Security Agreement is effective to create a valid and continuing security interest in and other Lien (as applicable) on the Collateral and, upon the filing of the appropriate financing statements listed on Schedule I attached hereto, a perfected security interest in favor of Agent on the Collateral, with respect to which a security interest may be perfected by filing pursuant to the Code. Such security interest in favor of Agent is senior and prior to all other security interests and Liens in the Collateral, except Permitted Encumbrances, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Accounts in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).

Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where material Collateral is stored or located, and the locations of its primary books and records concerning the Collateral are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.

The Pledged Interests of such Grantor represent a fully enforceable and validly existing right of such Grantor to share in the respective distributions, profits and losses of each “Direct Subsidiary” listed on Schedule 3.8 to the Disclosure Document, and rights to approve or consent to such Subsidiary’s actions in accordance with such Subsidiary’s operating agreement, in accordance with such Grantor’s percentage interest as set forth on Schedule 3.8 to the Disclosure Document. None of the Pledged Interests are evidenced by any certificates or other instruments and none of the operating agreements of such Subsidiaries makes any provision for the issuance of any such certificates or instruments. No Pledged Interest constitutes a Security (as defined in Article 8 of the Code).

COVENANTS. Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Security Agreement and until the Termination Date:

Further Assurances.

At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted with respect to any Collateral, including filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions; provided, however, that notwithstanding the foregoing, except following the occurrence and during the continuance of a Default, which is not reasonably capable of being cured, or an Event of Default, no Grantor shall be required to execute or deliver any such further instruments or documents or take such further actions, in each case with respect to (A) Investment Property (other than Stock of its Subsidiaries), (B) Deposit Accounts (other than Deposit Accounts maintained with Agent), (C) Instruments issued by any bank (other than Agent) or other financial institution, or (D) money, cash or cash equivalents. Each Grantor hereby authorizes Agent to file and record in such public records offices as Agent may reasonably determine such financing statements as Agent may reasonably determine relative to the transactions contemplated by this Agreement.

Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets other than certain “Excluded Assets” as defined in the Security Agreement” of such Grantor, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Agent of any commercial tort claim (as defined in the Code) having a value in excess of $1,000,000 acquired by it and unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim and amending Annex I attached hereto.

Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.

Indemnification. In any suit, proceeding or action brought by Agent relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Agent harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent, to the extent: (i) such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Agent as finally determined by a court of competent jurisdiction, or (ii) of Agent’s failure to act in a commercially reasonable manner (as finally determined by a court of competent jurisdiction) such that such failure is determined by a court of competent jurisdiction to be egregious, unconscionable and beyond the standards of experienced commercial lenders in similar circumstances. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Agent.

Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Agent in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except for sales of Accounts and Portfolios in the ordinary course of business, dispositions of obsolete or surplus Equipment, and otherwise as permitted by the Loan Agreement.

Notices. Grantors will advise Agent promptly, in reasonable detail, of the occurrence of any event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

Good Standing Certificates. Upon request by Agent, each Grantor shall provide to Agent a certificate of good standing from its state of incorporation or organization.

No Reincorporation. Except as permitted in the Loan Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed.

Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent.

Authorized Terminations. Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with the Loan Agreement.

Pledged Interests. The Grantors shall not permit any Pledged Interest to constitute a Security (as defined in Article 8 of the Code), or otherwise permit the Subsidiary to which such Pledged Interest relates to take any action to have such Pledged Interest treated as a Security (as defined in Article 8 of the Code), without giving Agent at least five Business Days’ prior written notice thereof.

REMEDIES: RIGHTS UPON DEFAULT.

In addition to all other rights and remedies granted to it under this Security Agreement, the Guaranty, the Loan Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if a Default, which is not reasonably capable of being cured, or any Event of Default shall have occurred and is continuing, Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, to the extent permitted by law, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby waives and releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and is continuing, each Grantor further agrees, at Agent’s request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Loan Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by Agent to collect such deficiency.

Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 6(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6(c). Without limitation upon the foregoing, nothing contained in this Section 6(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 6(c).

Agent shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefore or any direct or indirect guarantee thereof. Agent shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

If Agent shall determine to exercise its right to sell all or any of the Pledged Interests of any Grantor pursuant to this Section 6, each Grantor agrees that, upon request of Agent, such Grantor will, at its own expense, (i) provide Agent with such information and projections as may be necessary or, in the opinion of Agent, advisable to enable Agent to effect the sale of such Pledged Interests, and (ii) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests or any part thereof valid and binding and in compliance with applicable law.

Agent is authorized, in connection with any sale of the Pledged Interests pursuant to this Section 6, to deliver or otherwise disclose to any prospective purchaser of the Pledged Interests any information and projections provided to it pursuant to Section 6(e) and any other information in its possession relating to such Pledged Interests.

[OMITTED].

GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under Section 6 hereof (including, without limiting the terms of Section 6 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent an irrevocable (until the Termination Date), nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, all without compensation to Grantor.

LIMITATION ON AGENT’S DUTY IN RESPECT OF COLLATERAL. Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement. Notices to any Grantor shall be made to Borrower Representative on behalf of such Grantor and any such notice when delivered to Borrower Representative in accordance with the provisions of the Loan Agreement shall be deemed made on the applicable Grantor.

SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent and Grantors with respect to the matters referred to herein and therein. Except as otherwise specifically provided, if any provision contained in this Security Agreement or any other Loan Document conflicts with any provision in the Loan Agreement, the provision in the Loan Agreement shall govern and control.

NO WAIVER; CUMULATIVE REMEDIES; AMENDMENTS. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and the applicable party to be charged.

LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, hereunder, inure to the benefit of Agent, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Agent hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be executed by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AND AGENT PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL

OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE LOAN AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 7, Section 18 and Section 19, with its counsel.

BENEFIT OF AGENT. All Liens granted or contemplated hereby shall be for the benefit of Agent, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Loan Agreement.

ADDITIONAL GRANTORS. The initial Grantors hereunder shall include the Borrowers. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a counterpart of this Security Agreement substantially in the form of Exhibit B attached hereto. Upon delivery of any such counterpart to Agent, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder nor by any election of Agent not to cause any Person to become an Additional Grantor hereunder. This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

[Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ASTA FUNDING, INC.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	President

PALISADES COLLECTION, L.L.C.

By:	/s/ Gary Stern
Name:	Gary Stern
Title:	Manager

[Signatures continued on next page]

[Signatures continued from previous page]

BANK HAPOALIM B.M., as Agent

By:	/s/ Scott Morello
Name:	Scott Morello
Title:	Its Duly Authorized Signatory

By:	/s/ Shannon Saltos
Name:	Shannon Saltos
Title:	Its Duly Authorized Signatory

Security Agreement

ANNEX I

COMMERCIAL TORT CLAIMS

Security Agreement

SCHEDULE I

to

SECURITY AGREEMENT

FILING JURISDICTIONS

Grantor	Filing Jurisdiction

ASTA FUNDING, INC.	Delaware

PALISADES COLLECTION, L.L.C.	Delaware

Security Agreement

SCHEDULE III

to

SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING COLLATERAL OF ASTA FUNDING

I.	Grantor’s official name: Asta Funding, Inc.

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): corporation

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued: 2525976

IV.	State or Incorporation or Organization of Grantor: Delaware

V.	Chief Executive Office and principal place of business of Grantor:

210 Sylvan Ave.

Englewood Cliffs NJ 07632

VI.	Corporate Offices of Grantor:

210 Sylvan Ave.

Englewood Cliffs NJ 07632

VII.	Warehouses: None

VIII.	Other Premises at which Collateral is Stored or Located: None

IX.	Locations of Records Concerning Collateral:

210 Sylvan Ave.

Englewood Cliffs NJ 07632

Off-site storage of records of certain Accounts:

524 Grand Avenue, Englewood, NJ 07632 Units 1059 and 1053

Security Agreement

SCHEDULE III

to

SECURITY AGREEMENT

(continued)

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING COLLATERAL OF PALISADES COLLECTION

I.	Grantor’s official name: Palisades Collection, L.L.C.

II.	Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company): limited liability company

III.	Organizational identification number issued by Grantor’s state of incorporation or organization or a statement that no such number has been issued: 2893130

IV.	State or Incorporation or Organization of Grantor: Delaware

V.	Chief Executive Office and principal place of business of Grantor:

210 Sylvan Ave.

Englewood Cliffs NJ 07632

VI.	Corporate Offices of Grantor:

210 Sylvan Ave.

Englewood Cliffs NJ 07632

VII.	Warehouses: None

VIII.	Other Premises at which Collateral is Stored or Located: None

IX.	Locations of Records Concerning Collateral:

210 Sylvan Ave.

Englewood Cliffs NJ 07632

Off-site storage of records of certain Accounts:

524 Grand Avenue, Englewood, NJ 07632 Units 1059 and 1053

Security Agreement